Exhibit 10.1

AGREEMENT OF LEASE

AGREEMENT OF LEASE (this “Lease”) made as of this 1st day of February, 2019 (the “Effective Date”) by and between 7 NORTHERN LLC, a New York limited liability company, having an address at 7 Northern Blvd., Greenvale, NY 11548 (“Landlord”) and GC-NY HEALTH, LLC, a Delaware limited liability company, having an address at 6565 E. Evans Ave., Denver, CO 80224 (“Tenant”).

W I T N E S S E T H

Landlord, for and in consideration of the rents, covenants, and agreements hereinafter reserved, mentioned and contained on the part of the Tenant, its successors and permitted assigns, to be paid, kept and performed, has leased, rented, let and demised, and by these presents does hereby lease, rent, let and demise unto the Tenant, and the Tenant does hereby take and hire the premises hereinafter described, upon and subject to the terms, covenants and conditions hereinafter expressed.

ARTICLE I

DEMISED PREMISES

Landlord hereby leases to Tenant, subject to the performance of the promises, covenants, terms, and conditions obtained in this Lease, those certain approximately 3,200 gross leasable square feet as further described as the land and an existing one story building and basement (the “Premises”) as more particularly described on Exhibit “A” annexed hereto and made a part hereof, located at 7 Northern Blvd., Greenvale, NY (the “Building”). Tenant and its guests and invitees shall additionally have the non-exclusive right to use the Building’s parking lot in conjunction with the Building’s other tenant(s) and the general public. For all purposes hereunder the term Premises shall be deemed to include the Premises and other structural improvements constructed within the area so designated (including without limitation all permanent fixtures attached thereto) together with all privileges, easements and appurtenances pertaining thereto.

ARTICLE II

TERM OF LEASE

2.1

Commencement Date.  The Commencement Date of this Lease is the Effective Date.

2.2

Term.

The initial term of this Lease shall be two (2) consecutive years beginning on the Commencement Date and ending at 11:59 p.m., local time, on the last of the month in which the second (2nd) anniversary of the Commencement Date shall occur, provided, however, that if the Commencement Date is not the first day of a calendar month, then the Lease Term shall be two (2) years plus the partial month in which the Commencement Date occurs, unless soon terminated or hereinafter provided (the “Initial Term”).

2.3

Option(s) to Renew:   Provided that Tenant is then in material compliance with all of the terms, covenants and conditions of this Lease, and is not then in material default beyond any curative period provided, i.e., "in good standing", Tenant shall have the option to extend this Lease for two (2) additional terms of five (5) years each (each, a “Renewal Term,” collectively, the “Renewal Terms” and, together with the Initial Term, collectively, the “Term”) by providing Landlord with written notice, in accordance with this Lease, of its election to exercise each option not less than one hundred eighty (180) days prior to the expiration of the then existing term. Should Tenant duly exercise its option(s), the extended term shall be upon the same terms and conditions contained herein, provided, however, that base rent shall increase and shall be as provided for and set forth in accordance with Section 3.2 below.

ARTICLE III

RENT

3.1

Base Rent. Tenant hereby covenants and agrees to pay to Landlord commencing on February 1, 2019 (the “Rent Commencement Date”), at its office or at such other place as Landlord may from time to time designate, as “Base Rent” for the Demised Premises during the Initial Term of this Lease, without deduction, set off or demand, on the first day of each month, an amount equal to Seven Thousand and 00/100 Dollars ($7,000.00) per month.

3.2

Renewal Option Base Rent. Should Tenant duly exercise its option(s) to renew as provided for and set forth in accordance with Section 2.3 above, each Renewal Term shall be upon the same terms and conditions contained herein; provided, however, that Base Rent shall increase by 3% per annum beginning on the commencement of the first year of any Renewal Term.

3.3

Additional Rent.  All other sums and charges required to be paid by Tenant under the terms of this Lease shall be deemed to be additional rent and are sometimes hereinafter referred to as “Additional Rent.”  All Additional Rent and other payments provided for under this Lease shall constitute net rent payable hereunder with the same effect as if the same were the Base Rent provided for herein; in the event of the non-payment by Tenant of any such Additional Rent or other payments when due, Landlord shall have the same rights and remedies thereof as it shall have in respect of Base Rent.

3.4    Payment Terms.  The Base Rent and the Additional Rent shall be payable without deduction or set-off in equal monthly installments in advance, on the first day of each and every month during the term of this Lease.  Tenant shall pay the Base Rent and Additional Rent in lawful money of the United States which shall be legal tender for the payment of all debts, public and private, at the time of payment, and that portion thereof which is payable directly to Landlord shall be paid to Landlord at Landlord's address herein or at such other place as Landlord may designate by notice.

3.5

Late Fee.  If during the Term of this Lease, Tenant shall fail to pay the Base Rent or any Additional Rent more than ten (10) days after the same shall be due and payable hereunder, Tenant agrees to pay to Landlord as and for a late charge, in addition to any other sum due hereunder, a sum equal to five (5%) percent of the past due amount of Base Rent and Additional Rent.  No sum due hereunder shall be deemed interest and no sum shall be due or payable in excess of the maximum amount permitted by law.

ARTICLE IV

CONDITION OF PREMISES

4.1

Delivery of Possession. Tenant accepts the Demised Premises in its "as is" "where is" condition as of the date hereof without any representations or warranties whatsoever by Landlord. Except as set forth herein, Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations in or to the Demised Premises throughout the Term of this Lease.  Tenant hereby assumes the full and sole responsibility for the condition, construction, operations, repair, maintenance or management of the Demised Premises except as herein otherwise expressly set forth.

4.2

Tenant’s Work. Any and all work to the Demised Premises necessary for Tenant to open and operate its business in accordance with the terms of this Lease and shall be Tenant's obligation to perform at Tenant's sole cost and expense.  Tenant will indemnify and defend Landlord and save it harmless from and against any and all claims, actions, suits at law or equity, judgments, expenses, actual costs, liabilities, fines and debts in connection with any injury, loss or damage during any period of Tenant's Work.  Tenant shall remove any liens filed against the Premises or the Building, by bond or otherwise, in connection with Tenant’s Work within thirty (30) days of notice of such liens.

4.3

Tenant's Permits. Tenant shall apply for, and thereafter use commercially reasonable efforts to obtain, all necessary governmental permits and approvals as shall be necessary for Tenant’s Work (“Tenant's Permits”).  Landlord agrees to cooperate with and provide reasonable assistance to Tenant in connection with Tenant’s pursuit of Tenant's Permits, provided that Landlord shall have no obligation to incur any out of pocket cost or expense in connection therewith; provided, further, that if Tenant requests Landlord's  reasonable assistance to secure Tenant's Permits and Landlord believes such efforts will require Landlord to incur any out-of-pocket cost or expense, then Landlord will provide such reasonable assistance but Tenant shall reimburse Landlord for any out-of-pocket cost or expense reasonably incurred by Landlord in connection therewith promptly following Landlord's  demand therefor.  Notwithstanding the foregoing, the parties acknowledge that the pursuit of Tenant's Permits shall be Tenant's and not Landlord's responsibility.

ARTICLE V

USE OF DEMISED PREMISES

During the Term of this Lease and subject to the provisions of this Article, Tenant may use and occupy the Demised Premises only for the retail sale of cannabidiol (“CBD”) isolate derivatives, and uses related thereto including offices, and for no other purpose. Tenant shall not use or occupy or permit the Demised Premises to be used or occupied nor do or permit anything to be done in or to the Demised Premises which will cause structural injury to the Demised Premises or any part thereof.  Tenant shall not use or occupy or permit the Demised Premises to be used or occupied for any residential, sleeping or habitat purpose. Tenant shall not place a load upon any floor in the Demised Premises exceeding the floor load per square foot of area which such floor was designed to carry.

ARTICLE VI

REPAIRS AND MAINTENANCE

6.1

Landlord’s Repair Obligations. Landlord covenants to keep or cause to be kept the roof, foundations, and major mechanicals of the Demised Premises and Building, and the structural soundness of the exterior, non-party walls, except as affected by Tenant’s work or Tenant’s gross negligence or omission, in good order, repair and condition. Landlord shall be responsible for the removal of rubbish, removal of snow from the sidewalks and parking areas, landscape maintenance and general repairs and maintenance of the Building.

6.2

Tenant’s Repair Obligations.  Tenant shall maintain the Demised Premises in good physical condition and repair and in compliance with all insurance requirements throughout the Lease Term and shall make all other repairs to the Premises, and to the fixtures and equipment, which repairs shall be in quality and class equal to the original work. Tenant shall be responsible for all janitorial service in connection with the Premises. Tenant shall replace all damaged or broken plate glass and other structural glass promptly with glass of equal quality with that broken, if caused by Tenant or any Invitee (as hereinafter defined). Upon the expiration or other termination of the term of this Lease, Tenant shall remove all property of the Tenant and shall quit and surrender to the Landlord the Demised Premises, broom clean, in good order and condition, ordinary wear excepted. All injury, breakage and damage to the Premises and to any other part of the Demised Premises or Building caused by any act or omission of any invitee, agent, employee, subtenant, assignee, contractor, client, customer or guest of Tenant (collectively "Invitee") or Tenant, shall be repaired or replaced (as applicable) by and at Tenant's expense, except that Landlord shall have the right at Landlord's option to make any such repair or replacement and to charge Tenant for all costs and expenses incurred in connection therewith.

ARTICLE VII

UTILITIES, TAXES AND ASSESSMENTS

7.1 Utilities.  Tenant covenants and agrees to pay all charges for heat, light, water, telephone and any and all other utilities and other expenses related to the Demised Premises, including meter and rental charges, and all expenses of every kind and nature reasonably required to keep the Premises in good physical condition and repair and insurance requirements during the term of this Lease.  Tenant shall have all utilities placed in its own name and shall make all such payments directly to the appropriate utility company, or, if such direct payment is not possible, Tenant shall reimburse Landlord for its share of all such costs, as same may be determined by Landlord, within ten (10) business days after each written request with supporting documents.

7.2

Taxes. If in any year, beginning with the first Renewal Term year (each year being a “Subsequent Year”), Real Estate Taxes (as hereinafter defined) shall be greater than Real Estate Taxes for the Base Tax Year (as hereinafter defined), then Tenant shall pay, in addition to the Fixed Rent, and as Additional Rent for such subsequent years, an amount (“Tenant’s Tax Payment”) equal to Tenant’s Proportionate Share (as hereinafter defined) of such increases, as Additional Rent.

(a)

For purposes of this Lease, "Real Estate Taxes" shall be defined as follows: “Real Estate Taxes” shall mean all real estate taxes, sewer rents, water frontage charges, business improvement district and other assessments, special or otherwise, levied, assessed or imposed by the town of North Hempstead or any other taxing authority upon or with respect to the Building, development, subterranean or air rights or otherwise in connection with the real property known as 7 Northern Blvd., Greenvale, NY, or such other tax lots that may be subsequently re-designated including, without limitation, in connection with any future subdivision, combination or condominium) and all taxes assessed or imposed with respect to the rentals payable hereunder other than general income, gross receipts and excess profits taxes (except that general income, gross receipts and excess profits taxes shall be included if covered by the provisions of the following sentence).  Real Estate Taxes shall also include any taxes, charges or assessments levied, assessed or imposed by any taxing authority in addition to or in lieu of the present method of real estate taxation, provided such additional or substitute taxes, charges and assessments are computed as if the Building were the sole property of Landlord subject to said additional or substitute tax, charge or assessment including, but not limited to, any occupancy, gross receipts, rental, income, franchise, transit or other tax.  Real Estate Taxes shall exclude penalties for late payment, transfer tax, special assessments expressly levied against another tenant or occupant in the Building due to improvements made by such other tenant or occupant, unincorporated business, franchise, capital stock, excise, corporate, succession, estate, inheritance, capital, levy or income, profit or revenue tax to the extent same are not in lieu of the present method of taxation.   With respect to any Tax Year, all Tax Expenses shall be considered as part of the Real Estate Taxes for such Tax Year.  In the event Landlord refuses or fails to bring any tax certiorari or reduction proceedings, Tenant shall have the right, but not the obligation, to commence any obligation on Landlord’s behalf contesting the amount or validity of any Taxes, at Landlord’s sole expense.

(b)

For purposes of this Lease, “Tenant’s Proportionate Share” shall be defined as follows: 50%

(c)

For purposes of this Lease, "Base Tax Year" shall be defined as follows: 2020-2021.

(d)

Tax Payments. If at any time after taxes are assessed for any Subsequent Year, Landlord shall furnish Tenant a written Tax Statement and Tenant shall pay Tenant’s Tax Payment within sixty (60) days after receipt of such Tax Statement.

Notwithstanding the foregoing, in order to provide for current payments of Real Property Taxes, Tenant agrees to pay, as additional rent, Tenant's Pro Rata Share of Real Property Taxes in accordance with an estimate by Landlord as prepared from time to time, such estimated amount to be paid in twelve (12) monthly installments commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount of Tenant's Pro Rata Share of Real Property Taxes.  If, as finally determined, Tenant's Pro Rata Share of Real Property Taxes shall be greater than or be less than the aggregate of all estimated installments thereof paid by Tenant on account to Landlord for such twelve (12) month period, then Tenant shall pay to Landlord the amount of such underpayment, or Landlord shall refund to Tenant the amount of such overpayment, as the case may be.  The obligation of Tenant with respect to the payment of such Real Property Taxes accrued during the term of this Lease, or any extension period hereof if this Lease is extended, shall survive the expiration or earlier termination of this Lease.

(e)

Tax Refunds. If, after Tenant shall have paid Tenant’s Tax Payment and Tenant’s Proportionate Share of Tax Expenses with respect to any Tax Year, Landlord shall receive a refund of any portion of the Real Estate Taxes with respect to such Tax Year by final determination of legal proceedings, settlement or otherwise, Landlord shall promptly after receiving such refund pay Tenant Tenant’s Proportionate Share of such refund or, at Tenant’s option, credit Tenant’s Proportionate Share of such refund against the next succeeding installment(s) of Rent coming due, in both cases net of the total amount of Tax Expenses actually and reasonably incurred by Landlord to obtain such refund.

(f)

Prorated Allocation.  In the event this Lease shall expire or terminate on a day other than the last day of a Subsequent Year, Tenant’s Tax Payment for such Subsequent Year shall be prorated as of the date of such expiration or termination, so that Tenant shall be required to pay only such proportion thereof as the portion of such Subsequent Year prior to such expiration or termination bears to the entire Subsequent Year.

ARTICLE VIII

TENANT’S TERMINATION OPTION

Notwithstanding anything in this Lease to the contrary, Tenant shall have the right to terminate this lease on thirty (30) days’ prior written notice to Landlord if Tenant is estopped, constructively or actually, in Tenant’s sole but reasonable discretion, from operating its business in the Premises under the Permitted Use by a municipality of competent jurisdiction.

ARTICLE IX

ASSIGNMENT AND SUBLETTING

Tenant expressly covenants that it shall not sell, convey, assign (in whole or in part), sublet (in whole or in part), mortgage, pledge, hypothecate or otherwise transfer or encumber this Lease or its interest in the Demised Premises without Landlord's prior written consent in each instance, which consent Landlord may withhold for any reason or for no reason whatsoever. The consent by Landlord to any assignment or subletting shall not be a waiver or constitute a diminution of Landlord's right to withhold its consent to any other assignment or subletting and shall not be construed to relieve Tenant from obtaining Landlord’s express written consent to any other or further assignment or subletting.

Notwithstanding the foregoing, any permitted assignment of this Lease or sublet of the Demised Premises shall only be made on the following terms and conditions, which are made conditions precedent thereto for each and every assignment or sublease:

(a)   Contemporaneously with the making of the Tenant's said assignment or subletting, the new assignee or subtenant shall execute and acknowledge a written assignment and assumption agreement or sublease agreement in form satisfactory to the Landlord, wherein and whereby the new assignee or subtenant shall assume the full and faithful performance of all the terms covenant and conditions of this Lease. Notwithstanding anything to the contrary contained herein, any such new assignee or subtenant may only use the Demised Premises for the use(s) as permitted and set forth in Article V of this Lease.

(b)   The Tenant is not in material default, beyond applicable grace, notice or cure periods, at the time of such assignment or subletting in the performance of any of the terms, covenants and conditions of this Lease.

(c)   All provisions and limitations relating to assignment or subletting and consents thereto shall be continuing provisions applicable to each successive assignee or subtenant, but any successive assignment or sublease shall be subject to the provisions of this paragraph.

ARTICLE X

COVENANT AGAINST LIENS

10.1   Tenant shall not create, or suffer to be created or to remain, and shall discharge, any mechanic's, laborer's or materialman's lien which might be or become a lien, encumbrance or charge on the Demised Premises or any part thereof or the income therefrom having any priority or preference over or ranking on a parity with the estate, right and interest of Landlord in the Demised Premises and Tenant will not suffer any other matter or thing arising out of Tenant's use and occupancy of the Demised Premises whereby the estate, rights and interests of Landlord in the Demised Premises or any part thereof might be impaired.

10.2   If any mechanic's, laborer's or materialman's lien shall at any time be filed against the Demised Premises or any part thereof, Tenant, within thirty (30) days after notice of the filing thereof, shall cause such lien to be discharged of record by payment, deposit, bond, order of court of competent jurisdiction or otherwise.  If Tenant shall fail to cause such lien to be discharged within the aforesaid period, in addition to any other right or remedy it may have, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding, and in any such event, Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such liens by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances.  Any amount so paid by Landlord and all actual, reasonable and out-of-pocket costs and expenses incurred by Landlord in connection therewith shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord within thirty (30) days of Landlord’s written demand.

10.3   Nothing in this Lease shall be deemed or construed in any way as constituting the authorization by, or consent or request of, Landlord, expressed or implied, by inference or otherwise, to any contractor, sub-contractor, laborer or materialman, architect or consultant, for the construction or demolition of any improvement, the performance of any labor or services or the furnishing of any material for any improvement, alteration to or repair of the Demised Premises or any part thereof or to give Tenant any right, power or authority to contract for or permit the rendering of any services for the furnishing of any materials that would give rise to the filing of any lien against the Demised Premises or any part thereof.

ARTICLE XI

INSURANCE

11.1

General Insurance Requirements. The insurance required under this Article shall be affected by valid and enforceable policies issued by insurance companies with a Best’s rating of A or higher licensed to do business in the State of New York and approved in writing by Landlord. Any and all policies of insurance required under this Lease shall name the Landlord as an additional insured and shall be on an “occurrence” basis and, to the extent that the holder of any mortgage will require such insurance coverage, such policies will also name such mortgagee, as its interests may appear. In addition, Landlord shall be shown as the loss payable beneficiary under the casualty insurance policy maintained by Tenant pursuant to Section 11.2. All policies of insurance required herein may be in the form of “blanket” or “umbrella” type policies which shall name the Landlord and Tenant as their interests may appear and allocate to the Demised Premises the full amount of insurance required hereunder.

Original policies or Accord form certificates from the insurers evidencing the existence of all policies of insurance required by this Lease and showing the interest of the Landlord shall be provided to Landlord prior to the Commencement Date and shall provide that the subject policy may not be canceled except upon not less than thirty (30) days’ prior written notice to Landlord. If Landlord is provided with a certificate, upon Landlord's written request Tenant shall provide Landlord with a complete copy of the insurance policy evidenced by such certificate within thirty (30) days of the Commencement Date. Originals of the renewal policies or certificates therefore from the insurers evidencing the existence thereof shall be provided to Landlord upon Landlord’s written request not less than ten (10) days prior to the expiration dates of the policies. If Landlord is provided with a certificate for a renewal policy, upon Landlord's written request Tenant shall deliver a copy of the complete renewal policy to Landlord within thirty (30) days of the expiration of the replaced policy. Any claims under any policies of insurance described in this Lease shall be adjudicated by and at the expense of Tenant or of its insurance carrier, but shall be subject to joint control of Tenant and Landlord.

11.2

Fire and Extended Coverage. Tenant shall cause to be issued and kept in force at all times during the Term of this Lease, at its expense, a policy or policies of fire, extended coverage and additional perils insurance by which Landlord and Tenant shall be insured against loss and damage by earthquake, flood, fire, lightning, windstorm, hail and sprinkler damage, resulting from damage to or destruction of the improvements, including equipment, fixtures, furnishings and other personal property used in connection with the Demised Premises, for its full replacement value as established by the insurance carrier; provided, however, that in the event Landlord shall provide Tenant with evidence that the full replacement value of the improvements, including equipment, fixtures, furnishings and other personal property used in connection with the Demised Premises is greater than the amount proposed by Tenant’s insurance carrier, Tenant agrees that it shall not unreasonably withhold or delay an increase in the amount of such insurance based upon such evidence provided by Landlord. Landlord and its mortgagee, if any, shall be named as an additional insured or loss payee, as applicable, under such policy or policies of insurance. Landlord may provide said policy and Tenant will pay said premium within ten (10) days of presentment as additional rent.

11.3

Public Liability. Tenant shall maintain, at its expense, commercial general public liability insurance coverage (including products liability and broad form coverage) against claims for bodily injury, death or property damage occurring on, in or about the Demised Premises and the adjoining sidewalks and passageways, and such insurance shall afford protection to Landlord and Tenant of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate with respect to bodily injury or death to any one person, not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate with respect to any one accident, and not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate with respect to property damage; provided, that Landlord shall have the right at any time hereafter to require such higher limits as may be reasonable and customary for transactions and properties similar to the Demised Premises.

11.4

Workers Compensation. Tenant shall comply with all legal requirements regarding worker's compensation, including any requirement to maintain, at its expense, worker's compensation insurance against claims for injuries sustained by Tenant's employees in the course of their employment.

11.5

Business Interruption Insurance. Tenant shall maintain, at its expense, business interruption and extra expense insurance insuring against loss of rental value for a period not less than one (1) year.

11.6

Intentionally Deleted.

11.7

Other Insurance. Tenant shall carry, at its expense, such other insurance as Landlord or Landlord’s mortgagee, if any, shall reasonably deem necessary or desirable provided that the same is then normally carried on similar buildings and such other insurance as may be required by the holder of any first mortgage on the Demised Premises.

11.8

Landlord’s Insurance.

Landlord shall carry the following insurance on the Demised Premises:

A.

An all-risk fire, extended coverage, vandalism, malicious mischief and special extended coverage insurance in an amount to cover the replacement costs of the Demised Premises and all equipment, fixtures, furnishings and personal property, betterments and improvements installed therein, other than those to be insured by Tenant pursuant to Section 11.2 above.  In connection with any fire insurance carried by Landlord, Landlord may carry rent insurance insuring Landlord against one year's loss Annual Base Rent and Additional Rent resulting from any of the insured risks.

B.

Liability insurance covering the Demised Premises and umbrella policies to supplement the same.

C.

Such other insurance as Landlord or Landlord’s mortgagee, if any, shall deem necessary or desirable provided that the same is then normally carried on similar buildings and such other insurance as may be required by the holder of any first mortgage on the Demised Premises.

11.11

 Waiver of Subrogation. The parties each waive their rights of recovery against the other for loss or damage occurring to the Demised Premises to the extent the same is covered by the insurance carried by the other party, notwithstanding that such loss or damage may result from the negligence or fault of the culpable party and Tenant does hereby waive its rights as aforesaid against any other tenant.  Insurance policies required to be procured by either party shall contain a clause waiving any rights of subrogation.

ARTICLE XII

DAMAGE AND DESTRUCTION

12.1

Major Damage.  In the event that the Demised Premises are damaged by fire or other casualty, then Tenant shall immediately notify Landlord in writing of such event.  If the damage is to an extent that there is Major Damage, as hereinafter defined, and Landlord receives the insurance proceeds as loss payee under Article XI, hereof, Landlord and/or Tenant and Landlord’s agent shall forthwith rebuild the Demised Premises and the proceeds of insurance shall be disbursed for such purpose.  Notwithstanding the foregoing, if there is Major Damage to the Building or Premises at any time during the last twelve (12) months of a Renewal Term, either party shall have the option to cancel this Lease by written notice to the other party within thirty (30) days from the date of such Major Damage. If either party elects to terminate this Lease pursuant to this Section 12.1, the Lease shall terminate fifteen (15) days after date of notice of termination, Tenant shall surrender possession to Landlord, and all accrued rights under this Lease shall survive termination, as if such date were the natural expiration date of the term of this Lease.

The term “Major Damage” shall mean any damage wherein (i) twenty-five (25%) percent or more of the improvements included in the Demised Premises are rendered unsuitable for occupancy or use or wherein (ii) the Building shall be damaged by fire or other casualty to the extent of more than twenty-five percent (25%) of the cost of replacement thereof.

Base Rent shall abate in accordance with Section 12.2 herein if Tenant is unable to use all or any part of the Demised Premises while repairs are made.

12.2

Not Major Damage.  Any other damage to the Demised Premises or Building from any fire or other casualty which does not qualify as Major Damage, shall be deemed not to be Major Damage.  If neither party elects to terminate this Lease under the Major Damage provision in Section 12.1, or if the damage does not constitute Major Damage, then (i) if the damage was done to the Demised Premises, then Tenant shall, at its sole cost and expense, repair or rebuild the Demised Premises to substantially the same condition as existed immediately prior to the damage and in accordance with applicable federal, state and local building codes or (ii) if the damage was done to the Building, then the Landlord shall, at its sole cost and expense, repair or rebuild the Building to substantially the same condition as existed immediately prior to the damage and in accordance with applicable federal, state and local building codes. The restoration shall be done as promptly as possible.

In the event Tenant is unable to use all or any part of the Demised Premises while the Demised Premises are being restored, in Tenant’s sole reasonable discretion, then the Base Rent shall be reduced and abated by a just, fair and equitable proportion of the Base Rent payable according to the size, nature and extent of the property that is damaged, taking into account the practical and economic effect of the damage in question on the operation of the Demised Premises; provided, however, that there shall be no such abatement to the extent Tenant has not maintained insurance covering the cause of the damage as required by the provisions of Article 11.  The abatement of the Base Rent shall commence with the date of the damage and continue until the repairs are substantially completed. All other obligations of Tenant under this Lease shall not abate in any manner.

ARTICLE XIII

CHANGES AND ALTERATIONS

13.1

With the exception of Tenant’s Work (as hereinafter defined), Tenant shall not  make any structural change, alteration or improvement to the Demised Premises without first obtaining the written consent of Landlord thereto in each case, which consent shall not be unreasonably withheld, conditioned or delayed.  The written consent of Landlord, if given, shall be for that instance alone, and such consent shall be required for each and every further change, alteration or improvement.

13.2

Intentionally omitted.

13.3

Notwithstanding the other provisions of this Article, Tenant's right to make any change, alteration or improvement shall be subject in all cases to the following conditions:

(a)   Tenant shall not then be in material default under the terms of this Lease;

(b)   no change, alteration or improvement (each, an “Alteration”) shall be commenced except after fifteen (15) days' prior written notice to Landlord;

(c)   no Alteration shall be made which would tend to change the general design or structure of the Demised Promises if same would reasonably reduce or impair, to any material extent, the size, value, rental, rental value, rentability or usefulness of the Demised Premises;

(d)   no Alteration shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required from time to time, all permits and authorizations of all governmental agencies and departments having jurisdiction thereof;

(e)   any Alteration shall be made with reasonable dispatch and in a good and workmanlike manner by licensed and insured contractors reasonably acceptable to Landlord and in compliance with all applicable permits and authorizations and building and zoning laws, and in accordance with the orders, rules and regulations of the National Board of Fire Underwriters, or any other body or bodies hereafter exercising similar functions;

(f)   the Demised Premises shall at all times be free of liens (unless bonded), conditional bills of sale and chattel mortgages, for labor and materials supplied or claimed to have been supplied thereto as a result of Tenant's acts;

(g)   workmen's compensation insurance covering all persons employed in connection with any alteration and with respect to whom death or bodily injury claims could be asserted against Landlord, Tenant or the demised Premises and, to the extent that the insurance under Article 11 hereof does not adequately protect Landlord with respect to said alteration, general liability insurance for the mutual benefit of Landlord and Tenant with such limits as Landlord deems reasonably necessary shall be maintained by Tenant at Tenant's sole cost and expense at all times when any work is in progress in connection with any alteration.  All such insurance policies shall meet the applicable requirements set forth in Article 11, hereof and all policies of liability insurance and certificates of workmen's compensation insurance therefore issued by the respective insurers, bearing notations evidencing the payment of premiums or accompanied by other evidence reasonably satisfactory to Landlord of such payment, shall be delivered to Landlord prior to the commencement of any alteration; and

(h)   Tenant shall upon the completion of any such Alteration deliver to Landlord a set of final “as built” plans.

ARTICLE XIV

SURRENDER OF DEMISED PREMISES

Tenant, upon the expiration or earlier termination of this Lease, shall peaceably and quietly surrender the Demised Premises broom clean, free of debris, in good order, repair and condition, reasonable wear and tear excepted, and shall repair all damage caused by or resulting from the removal of any removable property of Tenant or of any subtenant.  Any removable property of Tenant or any subtenant which shall remain on the Demised Premises after the expiration of the Term of this Lease or the sooner termination thereof and the removal of Tenant from the Demised Premises may, at the option of Landlord, be deemed to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, without liability to Landlord.  If such personal property or any part thereof shall be sold, Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expense of the sale, the cost of moving and storage, any arrears of rent or Additional Rent payable hereunder and any damages to which Landlord may be entitled under this Lease or pursuant to applicable law.

Any holding over after the expiration of the term or any renewal term shall be construed to be a tenancy from month-to-month at the rent equal to one hundred fifty (150%) percent of the Base Rent and Additional Rents specified herein (prorated on a monthly basis) and shall otherwise be on the terms herein specified so far as applicable.  In the event Tenant shall sublet the Demised Premises or any portion thereof and such subtenant shall hold over after the expiration of the term, Tenant shall remain liable under all of the terms, covenants and conditions of this lease until the said subtenant shall be removed from the Demised Premises and the Demised Premises be returned to Landlord in the condition provided for elsewhere herein.

ARTICLE XV

NOTICES AND CERTIFICATES

15.1 Any notice, statement, certificate, request or demand required or permitted to be given in this Lease shall be in writing sent by certified or registered mail, return receipt requested, or by Federal Express or other nationally recognized overnight courier service, addressed, as the case may be, to the parties at their respective addresses set forth at the beginning of this Lease or to such other addresses as Landlord or Tenant shall designate in the manner herein provided.  Such notice, statement, certificate, request or demand shall be deemed to have been given two (2) business days after it shall have been mailed, as aforesaid, in any post office or branch post office regularly maintained by the United States Government or the next business day if sent by Federal Express or other nationally recognized overnight courier service.  Each party may by notice request that a duplicate notice, demand, request or other communication to it be sent for informational purposes only to not more than one other address.

15.2  Tenant agrees at any time, and from time to time, upon not less than ten (10) days prior written request from the Landlord, to execute, acknowledge and deliver to the Landlord a statement in writing, certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), the dates to which the Base Rent and Additional Rent have been paid and the amount of the security deposit held by Landlord, if any, it being intended that any such statement delivered pursuant to this Section 15.2 may be relied upon by any prospective mortgagee or purchaser of the fee interest in the premises.

ARTICLE XVI

WAIVERS, CUMULATIVE REMEDIES, ETC.

No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity.  No failure of Landlord to insist at any time upon the strict performance of any provision of this Lease or to exercise any option, right, power or remedy contained in this Lease shall be construed as a waiver, modification or relinquishment thereof as to any similar or different breach (future or otherwise) by Tenant.  A receipt by Landlord of any rent or other sum due hereunder (including any late charge) with knowledge of the breach of any provision contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in a writing signed by Landlord.

ARTICLE XVII

QUIET ENJOYMENT

Tenant, subject to the terms of this Lease, upon paying the Base Rent and Additional Rent in full and performing the other terms, covenants and conditions of this Lease shall and may peaceably and quietly have, hold, occupy, possess and enjoy the Demised Premises during the Term of this Lease, without any interruption or disturbance from Landlord or by any other party claiming by, through or under Landlord, subject, however, to the terms of this Lease.

ARTICLE XVIII

BROKER

Landlord and Tenant each represent to the other that it neither dealt with nor negotiated with any broker or person acting as such with respect to this Lease. Each party covenants and agrees that should any claim be made by any real estate broker for a brokerage commission in connection with the negotiation for or the execution of this Lease on account of any act or statement made by such party, such party will indemnify and hold the other party hereto harmless from any and all liabilities and expenses, including attorneys' fees and disbursements, in connection therewith.

ARTICLE XIX

INDEMNITY

19.1 Except for its negligence or willful misconduct, Landlord shall not be responsible or liable for any damage or injury to any property, fixtures, merchandise or decorations or to any person or persons at any time on the Demised Premises from steam, gas, electricity, water, rain or snow, whether the same may leak into, issue or flow from any part of the Demised Premises or pipes or plumbing work of the same, of from any other place; nor shall Landlord be in any way responsible or liable in case of any accident or injury including death to any of Tenant’s employees, agents or invitees or to any person or persons in or about the Demised Premises or the streets, sidewalks or vaults adjacent thereto, and Tenant agrees that it will not hold Landlord in any way responsible or liable therefore, except if same stems from Landlord, or its agents’, employees’, contractors’ or invitees’ negligence or willful misconduct.

Landlord shall indemnify and hold Tenant harmless from and against any and all liability, damage, demand, fine, penalty, judgment, claim, actual, reasonable and out-of-pocket cost, loss or expense (including but not limited to reasonable attorneys' fees and disbursements) of whatsoever kind or nature resulting, directly or indirectly, from Landlord’s use or management and occupation of the Building or any adjoining sidewalk, curb or vault or from any work or thing whatsoever done or omitted to be done thereat by Landlord, its agents, contractors, employees, subtenants or invitees or from any accident thereat or from any breach or default by Landlord under any of the terms of this Lease.

19.2  Tenant shall indemnify and hold Landlord harmless from and against any and all liability, damage, demand, fine, penalty, judgment, claim, actual, reasonable and out-of-pocket cost, loss or expense (including but not limited to reasonable attorneys' fees and disbursements) of whatsoever kind or nature resulting, directly or indirectly, from Tenant's use or management and occupation of the Demised Premises or from any work or thing whatsoever done or omitted to be done thereat by Tenant, its agents, contractors, employees, subtenants or invitees or from any accident thereat or from any breach or default by Tenant under any of the terms of this Lease.

ARTICLE XX

DEFAULT

20.1

Default by Tenant.  The occurrence of any one or more of the following events shall constitute an “Event of Default” for the purposes of this Lease:

(a)

the failure of Tenant to pay any part of the Base Rent, Additional Rent or other charge due under this Lease on or before its due date, which failure continues for ten (10) days after the receipt of written notice from Landlord;

(b)

the assignment, transfer or sublease of this Lease or the Demised Premises or any part thereof or of any interest therein without the prior written consent of Landlord;

(c)

abandonment of the Demised Premises, which shall occur upon the failure of the Tenant for thirty (30) consecutive days to occupy the Demised Premises for the purposes permitted under this Lease, unless such failure to occupy is governed by another provision of this Lease;

(d)

the appointment of a receiver or trustee over any part or all of Tenant's property or that of any successor to Tenant, which appointment shall not have been vacated or otherwise discharged within ninety (90) days after such appointment;

(e)

Tenant shall file a petition or be adjudged bankrupt or insolvent under any applicable federal or state bankruptcy or insolvency law or the voluntary or involuntary making by or against Tenant of a general assignment for the benefit of Tenant’s creditors, which assignment continues for ninety (90) days after such assignment;

(f)

failure of Tenant to perform any covenant or obligation contained herein, which failure has not been corrected by Tenant within forty-five (45) days following written notice from Landlord specifying the covenant or obligation to be remedied, or if the correction of same reasonably requires longer than forty-five (45) days, if Tenant shall not have commenced to correct the same within such forty-five (45) day period and thereafter be diligently proceeding to correct the same; or

(g)

if any representation or warranty made by or on behalf of Tenant in this Lease shall have been known by Tenant to be false or incorrect or breached when made.

20.2

Landlord's Rights and Remedies. Upon the happening and continuance of any Event of Default, beyond applicable notice or cure periods, Landlord, at its option, shall have the following rights and remedies in addition to any rights provided by applicable law, all of which shall be cumulative:

(a)

Perform any covenant or obligation of Tenant and charge the reasonable cost of the cure as Additional Rent due and payable with the next installment or installments of the Base Rent due.

(b)

Retake possession of the Demised Premises through summary dispossess proceedings or such other means as permitted by law and relet the Demised Premises or any part thereof to a third party.  If the Landlord relets the Demised Premises (either for a term greater than, less than or equal to the unexpired portion of the ten-current Term) for an aggregate rent during the portion of such new lease which is less than the Base Rent and other charges which Tenant would pay hereunder for such period, Landlord may immediately upon the making of such new lease, sue for and recover the difference between the aggregate rental provided for in said new lease for the balance of the term coextensive with the current term of this Lease, and the Base Rent which Tenant would pay hereunder for such period, together with any reasonable, actual out-of-pocket costs and expenses to which Landlord may be put for brokerage commissions, placing the Demised Premises in tenantable condition, and other related charges or expenses accrued prior to the new lease or otherwise.  In the event Landlord does not collect the entire amount of the aggregate rental provided for in such new lease, Landlord may sue for and recover the difference between the amount of such aggregate rental actually collected and the Base Rent which Tenant would pay hereunder.  If such new lease or tenancy is made for a shorter term than the balance of the current Term of this Lease or for a greater rental, any such action brought by Landlord to collect the deficit for that period shall not bar Landlord from thereafter suing for any loss accruing during the balance of the unexpired term whether or not due to expiration or termination of the new lease.

(c)

Give a notice of termination of this Lease for any material non-monetary default (regardless of whether Landlord prior to the giving of such notice shall have accepted rent or any other payment, however designated, for the use and occupancy of the Demised Premises from or on behalf of Tenant or from any other person) to Tenant specifying such Event or Events of Default and stating that this Lease and the Lease Term shall expire and terminate on the date specified in such notice, which date shall be at least forty-five (45) days after the giving of such notice during which time Tenant shall have the right to cure or, if the default cannot be reasonably cured during such period, to commence the curative process and to diligently pursue such cure thereafter.  Subject to the foregoing, in the event such notice is given and cure is not commenced, this Lease and the Lease Term and all rights of Tenant under this Lease shall expire and terminate upon the date specified in such notice with the same effects as if the date specified in such notice were the date originally set forth in this Lease for the expiration of the Term, but Tenant shall remain liable as provided in this Section 20.2.

(d)

Landlord's failure to insist on the strict performance of and compliance with each condition in this Lease shall neither constitute nor be construed as constituting a waiver by Landlord of Landlord's rights under this Article 20 or under applicable law, nor constitute nor be construed as consisting of a waiver by Landlord of a second or subsequent default by Tenant of the same condition.  Acceptance of past due Base Rent, Additional Rent or other sums due shall in no way act as a waiver of Tenant's default nor prevent Landlord from proceeding as above stated.  In the event litigation is commenced, it shall not be necessary for Landlord to notify Tenant of any additional occurrences of default prior to proceeding as permitted.

(e)

No such expiration or termination of this Lease shall relieve Tenant of its liability and obligation to pay the Base Rent and Additional Rent theretofore accrued or thereafter accruing, and such liability and obligation shall survive any such expiration or termination.

ARTICLE XXI

INSPECTION OF DEMISED PREMISES BY LANDLORD

Landlord shall have the right to enter the Demised Premises upon reasonable prior notice during business hours and at all other reasonable times for purposes of:

(a)

inspecting the same;

(b)

making any repairs to the Demised Premises and performing any work therein that may be necessary by reason of Tenant's default under the terms of this Lease continuing beyond the applicable periods of grace or notice;

(c)

exhibiting the Demised Premises for the purposes of sale or mortgage; and

(d)

exhibiting the Demised Premises (within one year prior to the expiration of the current term of this Lease) to prospective tenants.

Such entry shall not unreasonably interfere with the normal manner in which Tenant operates the Demised Premises nor with any space Tenant occupies in the Demised Premises.  Nothing in this Lease shall imply any duty upon the part of Landlord to do any such work which, under any of the provisions of this Lease, Tenant may be required to perform, and the performance thereof by Landlord shall not constitute a waiver of Tenant's default or of Landlord's rights and remedies against Tenant under this Lease or by applicable law.

ARTICLE XXII

LIMITATION OF LANDLORD'S LIABILITY

22.1

The term "Landlord", as used in this Lease, so far as covenants and agreements on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the Landlord's interest in the Demised Premises, and in the event of any assignment(s) or transfer(s) of the title to such interest (whether or not the assignee or transferee is financially solvent or responsible and whether or not the assignor or transferor may be a stockholder, director, or officer of a corporate assignee or transferee), Landlord herein named (and in case of any subsequent transfers or assignments, the then transferor or assignor) shall be automatically freed and relieved from and after the date of such transfer and assignment of all personal liability as respects the performance of any covenants and agreements on the part of Landlord contained in this Lease thereafter to be performed. Such assignee or transferee shall be bound by all of the covenants and agreements in this Lease contained to be performed on the part of Landlord.  The covenants and agreements contained in this Lease on the part of Landlord to be performed shall, subject as aforesaid, be binding on Landlord, its successors and assigns, only during and in respect of their successive periods of ownership.

22.2

Tenant shall look solely to the interest of Landlord in the Demised Premises for the satisfaction of any remedy of Tenant for any failure to perform any of Landlord's obligations hereunder.  Neither Landlord nor any disclosed or undisclosed principal of Landlord or any beneficial owner (or officer, director, stockholder, partner or agent of Landlord or of any such principal or beneficial owner) shall have any personal liability for any failure of Landlord hereunder.

ARTICLE XXIII

IMPAIRMENT OF LANDLORD'S TITLE

23.1

Nothing contained in this Lease or any action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or make any agreement which may create, give rise to, or be the foundation for, any right, title, interest, lien, charge or other encumbrances upon the estate of Landlord in the Demised Premises.

23.2

In amplification and not in limitation of the foregoing, Tenant shall not permit any portion of the Demised Premises to be used by any person or persons or by the public, as such, at any time, or times during the Term of this Lease, in such manner as might reasonably tend to impair Landlord's title to the Demised Premises or any portion thereof, or in such manner as might reasonably make possible a claim or claims of adverse use, adverse possession, prescription, dedication, or other similar claims of, in, to or with respect to the Demised Premises or any part thereof.

ARTICLE XXIV

NO REPRESENTATION BY LANDLORD

Landlord has made no representations whatsoever with respect to the Demised Premises, except as herein expressly set forth.  Except as specifically set forth herein, this Lease contains the entire agreement between Landlord and Tenant and all prior negotiations and agreements are merged herein.  Tenant assumes the sole responsibility for the condition, maintenance, operation and management of the Demised Premises and Landlord shall have no liability for damage to Tenant's or any subtenants’ personal property on the Demised Premises on any account or for any reason whatsoever.

ARTICLE XXV

CONDEMNATION

25.1

Wherever used in this Article, the following words shall have the definition and meaning hereinafter set forth:

(a)   "condemnation proceedings":  Any action or proceeding brought for the purpose of any taking of the fee of the Demised Premises or any part thereof by governmental authority as a result of the exercise of the power of eminent domain.

(b)   "taking" or "taken":  The event and date of vesting of title to the Demised Premises or any part thereof pursuant to the condemnation proceedings.

25.2

In the event of the taking of the whole or any part of the Demised Premises at any time during the Term or Renewal Term, as the case may be, Landlord and Tenant may pursue their own actions, claims and awards against the condemning authority, and the rights of Landlord and Tenant to receive awards for the taking shall be as follows:

(a)   To Landlord, the value of Landlord’s interest, subject to the leasehold interest created by this Lease;

(b)   To Tenant, the value of fixtures and improvements owned by Tenant, the value of the loss of Tenant’s leasehold (including any loss of access to the Demised Premises), business interruption and relocation expenses.

In the event Landlord is awarded or receives compensation that belongs to Tenant, Tenant may recover Tenant’s award from Landlord, and to the extent Tenant is awarded or receives compensation that belongs to Landlord, Landlord may recover Landlord’s award from Tenant.

25.3

If less than all of the Demised Premises is taken in condemnation proceedings so that Tenant’s business may be reasonably and economically continued in Tenant’s sole but reasonable discretion, this Lease shall continue in full force and effect as to the portion of the Demised Premises not taken and Landlord, at its own expense shall commence and proceed with reasonable diligence to repair or reconstruct the Demised Premises and the award in condemnation proceedings shall be paid to the Landlord.

25.4

In the event of a taking of a portion of the Demised Premises in condemnation proceedings, the Base Rent payable by Tenant under this Lease shall be paid at the rate payable immediately before the taking multiplied by a fraction, the numerator of which is the square footage of the Demised Premises after the taking and the denominator of which is the square footage of the Demised Premises prior to the taking, and proper adjustment shall be made after the new amount has been finally determined under this Section.

25.5

If any right of temporary possession or occupancy (for less than thirty (30) days) of all or any portion of the Demised Premises is obtained by federal, state, or municipal governmental authority in the exercise of the power of eminent domain, the foregoing provisions of this Article shall be inapplicable thereto, this Lease shall continue in full force and effect without reduction or abatement of rent, and Tenant shall be entitled to make claim for, recover and retain any award or awards, whether in the form of rental or otherwise, recoverable in respect of such possession or occupancy.  However, if such temporary use is for a period extending beyond the term of this Lease, Landlord also shall be entitled to make claim for and participate in the award proportionately.  If the award is made in a lump sum, such award shall be apportioned between Landlord and Tenant; and the portion thereof allocable to a period within the Terms of this Lease shall be paid to Landlord against the Base Rent and Additional Rent payable by Tenant under this Lease as they become due, any deficiency to be paid by Tenant.

25.6

If Landlord or Tenant receive notice of any proposed or pending condemnation proceeding affecting the Demised Premises, the party receiving such notice shall promptly notify the other party of the receipt and contents thereof.

ARTICLE XXVI

SUBORDINATION

26.1

This Lease will be subject and subordinate to the lien of any current or future mortgages which may affect the Demised Premises, and to all renewals, modifications, consolidations and extensions, or replacements thereof.

26.2

The provisions of this entire Article 26 will be self-operative and no further instrument of subordination need be required by any mortgagee. In confirmation of such subordination, Tenant will promptly, upon Landlord’s written demand, execute, acknowledge and deliver any certificate or other written instrument to the foregoing effect. Tenant hereby constitutes and appoints Landlord the Tenant’s attorney-in-fact to execute any such certificate or certificates for and on behalf of the Tenant in the event that the Tenant fails to deliver an executed certificate or other instrument so demanded by the Landlord within ten (10) business days of receipt of such written demand.

26.3

If, in connection with any financing related to the Demised Premises, the holder or prospective holder of any mortgage shall request reasonable, non-material modifications in this Lease as a condition of approval thereof, Tenant will not unreasonably withhold, delay or defer making such modifications.

ARTICLE XXVII

SECURITY DEPOSIT AND SECURITY INTEREST

Tenant hereby deposits Seven Thousand and 00/100 Dollars ($7,000.00) as and for a security deposit (the “Security Deposit”), which shall be promptly returned to Tenant after the Lease has expired or sooner terminated and Tenant has vacated the premises, provided Tenant has materially fulfilled all of the terms of said Lease.

ARTICLE XXVIII

INVALIDITY OF PARTICULAR PROVISIONS - CONSTRUCTION

If any term, covenant or condition of this Lease or the application thereof to any person or circumstances, to any extent, is invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term, covenant and condition of this lease shall be valid and be enforced to the fullest extent permitted by law.

ARTICLE XXIX

SUCCESSORS BOUND

This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective heirs, distributees, legal representatives, successors and assigns, except as otherwise provided herein.

ARTICLE XXX

MISCELLANEOUS

30.1

Intentionally omitted.

30.2

Each party, at the expense of the other party, shall execute, acknowledge and deliver to the other party such instruments and take such other action, in addition to the instruments and actions provided for herein as the other party may reasonably request in order to effectuate the purposes or provisions of this Lease or any transaction contemplated herein or to protect or confirm any right created or transferred hereunder or pursuant to any such transaction.

30.3

The captions of Articles in this Lease are inserted only as a convenience and for reference and they in no way define, limit or describe the scope of this Lease or the intent of any provision thereof.

30.4

No modification or amendment of this lease or any provision hereof shall be effective unless in writing and signed by the party against whom enforcement of the modification or amendment is sought.

30.5

This Lease shall be construed and enforced in accordance with the law of the State of New York.

30.6

Tenant shall not record this Lease and any such recording by Tenant shall constitute an Event of Default, except in conjunction with an action for specific performance.

ARTICLE XXXI

HAZARDOUS  MATERIALS

Tenant covenants and agrees not to suffer, permit, introduce or maintain in, on or about any portion of the Demised Premises, any asbestos, polychlorinated biphenyls, petroleum products or any other hazardous or toxic materials, wastes and substances which are defined, determined or identified as such in any Federal, state or local laws, rules or regulations (whether now existing or hereafter enacted or promulgated) or any judicial or administrative interpretation of any thereof, including any judicial or administrative orders or judgments (herein collectively called "Hazardous Materials"). Tenant further covenants and agrees to indemnify, protect and save Landlord harmless against and from any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, attorneys' and experts' fees and disbursements) which may at any time be imposed upon, incurred by or asserted or awarded against Landlord and arising from or out of any Hazardous Materials on, in, under or affecting all or any portion of the Demised Premises, introduced by, or on behalf of, Tenant including, without limitation (i) the costs of removal of any and all Hazardous Materials from all or any portion of the Demised Premises, (ii) additional costs required to take necessary precautions to protect against the release of Hazardous Materials on, in, under or affecting the Demised Premises, into the air, any body of water, any other public domain or any surrounding areas and (iii) any costs incurred to comply, in connection with all or any portion of the Demised Premises, with all applicable laws, orders, judgments and regulations with respect to Hazardous Materials.  Tenant’s obligations hereunder shall survive the expiration or earlier termination of this Lease.

ARTICLE XXXII

INABILITY TO PERFORM

32.

This Lease and the obligations of Tenant to pay Base Rent and Additional Rent hereunder and to perform all of the other covenants and agreements hereunder on the part of the Tenant to be performed shall in no way be affected, impaired or excused nor shall Tenant have a right to terminate this Lease because Landlord is unable to fulfill any of its obligations, without limitation, under this Lease, if such inability by Landlord is caused by conditions beyond Landlord’s control including, but not limited to Acts of God, Government restrictions (including the denial or cancellation of any export or other necessary license), wars, insurrections and/or any other cause beyond the reasonable control of Landlord.

(Balance of Page Intentionally Left Blank)
(Signatures on the Following Page)

IN WITNESS WHEREOF, the parties have executed this lease as of the day and year first above written.

LANDLORD:

7 NORTHERN LLC

By:
Name:
Title:

TENANT:

GC-NY HEALTH, LLC

By:
Name:
Title:

(Balance of Page Intentionally Left Blank)

 (Notarizations on the Following Page)

LANDLORD NOTARIZATION

STATE OF                               )

                                                  )  ss.:

COUNTY OF                           )

On the ____ day of ____________ in the year 2019, before me, the undersigned a Notary Public in and for said state, personally appeared __________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

TENANT NOTARIZATION

STATE OF                               )

                                                  )  ss.:

COUNTY OF                           )

On the ____ day of ____________ in the year 2019, before me, the undersigned a Notary Public in and for said state, personally appeared __________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

Exhibit “A”

Demised Premises